EXHIBIT INDEX



                         GENERAL PUBLIC UTILITIES CORPORATION


                            PENNSYLVANIA ELECTRIC COMPANY
                    EMPLOYEE SAVINGS PLAN FOR BARGAINING EMPLOYEES







          Consent of Independent Accountant                   Exhibit 24A


          Consent of Predecessor Independent Accountants      Exhibit 24B


          Report on Audits of Financial Statements            Exhibit 28A
             for the Years Ended December 31, 1995
             and 1994


          Report of Independent Accountants dated             Exhibit 28B
             May 8, 1995 for the Years Ended
             December 31, 1994 and 1993